Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Form 10-K of Community Bank Shares of Indiana, Inc. (the “Company”) for the year ended December 31, 2011, I, Paul A Chrisco, Chief Financial Officer of Community Bank Shares of Indiana, Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) Such Form 10-K for the year ended December 31, 2011 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in such Form 10-K for the year ended December 31, 2011 fairly presents, in all material respects, the financial condition and results of operation of the Company.

By:	/s/ Paul A. Chrisco
Paul A. Chrisco
Executive Vice President,
Chief Financial Officer

Date: March 29, 2012

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This certification shall not be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.

Exhibit 32.2

COMMUNITY BANK SHARES OF INDIANA, INC.

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

AND PRINCIPAL FINANCIAL OFFICER

UNDER 31 CFR PART 30

I, James D. Rickard, and I, Paul A. Chrisco, certify, based on my knowledge, that:

(i)	The compensation committee of Community Bank Shares of Indiana, Inc. (the “Company”) has discussed, reviewed, and evaluated with senior risk officers at least every six months during any part of the most recently completed fiscal year that was a TARP period senior executive officer (“SEO”) compensation plans and employee compensation plans and the risks these plans pose to the Company;
(ii)	The compensation committee of the Company has identified and limited during any part of the most recently completed fiscal year that was a TARP period any features of the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of the Company and has identified any features of the employee compensation plans that pose risks to the Company and has limited those features to ensure that the Company is not unnecessarily exposed to risks;
(iii)	The compensation committee has reviewed, at least every six months during any part of the most recently completed fiscal year that was a TARP period, the terms of each employee compensation plan and identified any features of the plan that could encourage the manipulation of reported earnings of the Company to enhance the compensation of an employee, and has limited any such features;
(iv)	The compensation committee of the Company will certify to the reviews of the SEO compensation plans and employee compensation plans required under (i) and (iii) above;
(v)	The compensation committee of the Company will provide a narrative description of how it limited during any part of the most recently completed fiscal year that was a TARP Period the features in
(A)	SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of the Company;
(B)	Employee compensation plans that unnecessarily expose the Company to risks; and
(C)	Employee compensation plans that could encourage the manipulation of reported earnings of the Company to enhance the compensation of an employee;
(vi)	The Company has required that bonus payments to SEOs or any of the next twenty most highly compensated employees, as defined in the regulations and guidance established under section 111 of EESA (bonus payments), be subject to a recovery or “clawback” provision during any part of the most recently completed fiscal year that was a TARP period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;
(vii)	The Company has prohibited any golden parachute payment, as defined in the regulations and guidance established under section 111 of EESA, to a SEO or any of the next five most highly compensated employees during any part of the most recently completed fiscal year that was a TARP period;
(viii)	The Company has limited bonus payments to its applicable employees in accordance with section 111 of EESA and the regulations and guidance established thereunder during any part of the most recently completed fiscal year that was a TARP period;
(ix)	The Company and its employees have complied with the excessive or luxury expenditures policy, as defined in the regulations and guidance established under section 111 of EESA, during any part of the most recently completed fiscal year that was a TARP period; and any expenses that, pursuant to the policy, required approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility were properly approved;
(x)	The Company will permit a non-binding shareholder resolution in compliance with any applicable federal securities rules and regulations on the disclosures provided under the federal securities laws related to SEO compensation paid or accrued during any part of the most recently completed fiscal year that was a TARP period;
(xi)	The Company will disclose the amount, nature, and justification for the offering, during any part of the most recently completed fiscal year that was a TARP period, of any perquisites, as defined in the regulations and guidance established under section 111 of EESA, whose total value exceeds $25,000 for any employee who is subject to the bonus payment limitations identified in paragraph (viii);
(xii)	The Company will disclose whether the Company, the board of directors of the Company, or the compensation committee of the Company has engaged during any part of the most recently completed fiscal year that was a TARP period a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;

(xiii)	The Company has prohibited the payment of any gross-ups, as defined in the regulations and guidance established under section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during any part of the most recently completed fiscal year that was a TARP period, with the exception of several de minimis payments, totaling less than $100, that were subsequently corrected and reimbursed by the affected employees.
(xiv)	The Company has substantially complied with all other requirements related to employee compensation that are provided in the agreement between the Company and Treasury, including any amendments;
(xv)	The Company has submitted to Treasury a complete and accurate list of the SEOs and the twenty next most highly compensated employees for the current fiscal year, with the non-SEOs ranked in descending order of level of annual compensation, and with the name, title, and employer of each SEO and most highly compensated employee identified; and
(xvi)	I understand that a knowing and willful false and fraudulent statement made in connection with certification may be punished by fine, imprisonment, or both. (See, for example, 18 USC 1001).

By:	/s/ James D. Rickard	By:	/s/ Paul A. Chrisco
James D. Rickard		Paul A. Chrisco
President and Chief Executive Officer		Executive Vice President and Chief Financial Officer
Date: March 29, 2012		Date: March 29, 2012